                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:

        [X]     Preliminary proxy statement

        [ ]     Definitive proxy statement

        [ ]     Confidential, For Use of the   [ ]     Definitive additional
                Commission Only                        materials
                (as permitted by 14a-6(e)(2))

        [ ]     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        SUPERCONDUCTOR TECHNOLOGIES INC.
                        --------------------------------
                (Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

        [X]     No fee required

        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                (1) Title of each class of securities to which transaction applies:

                (2) Aggregate number of securities to which transaction applies:

                (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                (4)     Proposed maximum aggregate value of transaction:

                (5)     Total fee paid:

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                (1)     Amount previously paid:

                (2)     Form, schedule or registration statement no.:

                (3)     Filing party:

                (4)     Date filed:

                       [SUPERCONDUCTOR TECHNOLOGIES LOGO]
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 2000

TO THE STOCKHOLDERS OF SUPERCONDUCTOR TECHNOLOGIES INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Superconductor Technologies Inc., a Delaware corporation (the "Company"), will be held on May 17, 2000, at 11:00 a.m., local time, at the Pacifica Suites, 5490 Hollister Avenue, Santa Barbara, California 93111 for the following purposes:

     1. To elect nine (9) directors to serve for the ensuing year and until their successors are duly elected and qualified.

     2. To approve an amendment to the Company's Certificate of Incorporation increasing the authorized common stock of the Company from 30,000,000 shares to 75,000,000 shares.

     3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2000.

     4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 20, 2000 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has previously returned a proxy.

                                          Martin S. McDermut
                                          Vice President, Finance and
                                          Administration
                                          and Chief Financial Officer

Santa Barbara, California
April   , 2000

   IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                       [SUPERCONDUCTOR TECHNOLOGIES LOGO]
                                 460 WARD DRIVE
                      SANTA BARBARA, CALIFORNIA 93111-2310
                                 (805) 683-7646
                         ------------------------------

                      MEETING TO BE HELD MAY 17, 2000 AT:

                                PACIFICA SUITES
                             5490 HOLLISTER AVENUE
                            SANTA BARBARA, CA 93111
                         ------------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                         ------------------------------

     The enclosed Proxy is solicited on behalf of Superconductor Technologies Inc. (the "COMPANY") for use at the Annual Meeting of Stockholders (the "ANNUAL MEETING") to be held on Wednesday, May 17, 2000, at 11:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Pacifica Suites, 5490 Hollister Avenue, Santa Barbara, California 93111.

     The Company anticipates that these proxy solicitation materials will first
be mailed on or about April   , 2000, to all stockholders entitled to vote at
the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE

     Stockholders of record at the close of business on March 20, 2000 (the "RECORD DATE") are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. At the Record Date, the following types and amounts of the Company's stock, each with a par value of $0.001 per share, were issued and outstanding: 13,986,960 shares of common stock, 50,000 shares of Series B-1 preferred stock, which were convertible into 1,055,409 shares of common stock on the Record Date, and 106,000 shares of Series D preferred stock, which were convertible into 2,120,000 shares of common stock on the Record Date.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at or before the taking of the vote at the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

     Each share of common stock is entitled to one vote for each share of common stock on all matters presented at the Annual Meeting. Each share of preferred stock is entitled to the number of votes equal to the number of shares of common stock that such share of preferred stock is convertible into as of the Record Date on all matters presented at the Annual Meeting. The preferred stock shall not be entitled to a separate class vote on any of the matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

     Shares of common stock and preferred stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company's nominees for director, (ii) FOR approval of an amendment to the Company's Certificate of Incorporation increasing the authorized common stock of the Company from 30,000,000 shares to 75,000,000 shares and (iii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2000. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board of Directors.

     Proxies may be solicited by certain of the directors, officers and employees of the Company, without additional compensation, personally or by telephone, telegram, letter or facsimile. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock and preferred stock issued and outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "VOTES CAST") with respect to such matter.

     The Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting of Stockholders must be received by the Company no later than January 1, 2001 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

NOMINEES

     The Bylaws of the Company provide for a Board of nine (9) directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's nine (9) nominees named below, all of whom (other than H. Vaughan Blaxter, III) are presently directors of the Company. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been duly elected and qualified.

     The names of the nominees are set forth below:

                            NAME                              DIRECTOR SINCE
                            ----                              --------------
Glenn E. Penisten...........................................       1987
M. Peter Thomas.............................................       1997
E. Ray Cotten...............................................       1996
Robert P. Caren, Ph.D. .....................................       1988
Dennis J. Horowitz..........................................       1990
John D. Lockton.............................................       1997
J. Robert Schrieffer, Ph.D. ................................       1988
Joseph C. Manzinger.........................................       1999
H. Vaughan Blaxter, III.....................................        N/A

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The nine (9) nominees receiving the highest number of affirmative votes shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business but have no other legal effect under Delaware law.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                   A VOTE "FOR" THE NOMINEES SET FORTH ABOVE.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of five (5) meetings during the fiscal year ended December 31, 1999. The Board of Directors has two standing committees, an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or any committee performing similar functions.

     The functions of the Audit Committee are to recommend selection of independent public accountants to the Board of Directors, to review the scope and results of the year-end audit with management and the independent auditors and to review the Company's accounting principles and its system of internal accounting controls. The Audit Committee met two (2) times during fiscal 1999, one (1) of which was telephonic. All members of the audit committee are independent. The current members of the Audit Committee are Robert P. Caren, Ph.D., Dennis J. Horowitz, John D. Lockton, J. Robert Schrieffer, Ph.D and Joseph C. Manzinger.

     The functions of the Compensation Committee are to review and approve salaries, bonuses and other benefits payable to the Company's executive officers and to administer the Company's 1999 Stock Plan, the Amended and Restated 1988 Stock Option Plan, the 1992 Director Option Plan, the 1992 Stock Option Plan and the 1998 Nonstatutory Stock Option Plan. The Compensation Committee met four (4) times during fiscal 1999. The current members of the Compensation Committee are Robert P. Caren, Ph.D., Dennis J. Horowitz, John D. Lockton, J. Robert Schrieffer, Ph.D. and Richard M. Johnston.

     No incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal 1999; and
(ii) the total number of meetings held by all committees of the Board of Directors during fiscal 1999 on which such person served.

DIRECTOR COMPENSATION

     Each nonemployee director receives an annual retainer of $8,000 per year (so long as such director attends at least 75% of the Company's Board meetings) and $2,000 per meeting attended. The nonemployee directors serving during 1999 were directors Robert P. Caren, Ph.D., Dennis J. Horowitz, J. Robert Schrieffer, Ph.D., John D. Lockton, Richard M. Johnston and Joseph C. Manzinger.

     Nonemployee directors also participate in the 1999 Stock Plan (the "STOCK PLAN"), the 1992 Director Option Plan, as amended (the "DIRECTOR PLAN"), and the 1992 Stock Option Plan, as amended. The Director Plan provides for the automatic grant of a nonstatutory stock option to purchase 15,000 shares of common stock of the Company to each of the Company's nonemployee directors on the date on which such person (i) first becomes a director or (ii) ceases to serve as a representative of a stockholder of the Company. Nonemployee directors that have served on the Board of Directors for at least six months also receive automatic grants of nonstatutory stock options to purchase 10,000 shares of common stock under the Directors Plan on June 1st of each year. Nonemployee directors that serve on a committee of the Board of Directors also receive automatic grants of nonstatutory stock options to purchase 1,000 shares of common stock for each committee meeting attended under the Director Plan. During the fiscal year ended December 31, 1999, directors Johnston and Manzinger each were granted an option to purchase 15,000 shares of common stock at a per share exercise price of $2.875 per share pursuant to the Director Plan. During the fiscal year ended December 31, 1999, certain nonemployee directors received the following fully vested, 10-year option grants at a per share exercise price of $2.938 under the Stock Plan in lieu of past unpaid director's fees: Caren (10,971 shares), Horowitz (10,971 shares), Johnston (3,072 shares), Lockton (10,971 shares) and Manzinger (3,072 shares).

     Except as described above, directors do not receive additional compensation for their services as directors of the Company or as members of committees of the Board of Directors. There are no family relationships between directors and executive officers of the Company.

                                 PROPOSAL TWO:

            AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
             INCREASING THE AUTHORIZED COMMON STOCK OF THE COMPANY

     The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock of the Company to a total of 75,000,000 shares (the "AMENDMENT"). The authorized common stock of the Company, prior to the approval of the Amendment, consisted of 30,000,000 shares. The authorized preferred stock of the Company consists of 2,000,000 shares and will not be affected by the Amendment.

     The proposed additional shares may be used in connection with possible stock splits or dividends, acquisitions, equity financings, management incentive and employee benefit plans, investments, and for other purposes. At this time, the Board has not decided whether or when to undertake a stock split, or the number of shares it would issue with respect to each outstanding share if it undertakes a split, and the Company has no present plans, understandings, or agreements for the issuance or use of the proposed additional shares of common stock in acquisitions or otherwise, but expects to explore potential acquisitions from time to time as opportunities arise. The Board of Directors believes that the proposed increase is desirable so that, as the need arises, the Company will be able to issue the shares of common stock without the expense and delay of a special stockholders' meeting.

     Authorized but unissued shares of the Company's common stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company's stockholders, except as otherwise required by Delaware law or the rules of The Nasdaq Stock Market.

     The Amendment could make it more difficult for a third party to acquire the Company. It could also discourage proxy contests and make it more difficult for stockholders to elect directors and take other corporate actions. As a result, the Amendment could limit the price that investors are willing to pay in the future for shares of the Company's common stock.

     If the proposal is adopted, it will become effective upon filing of a Certificate of Amendment to the Company's Certificate of Incorporation.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The approval of the amendment to the Company's Certificate of Incorporation increasing the authorized common stock of the Company requires the affirmative vote of a majority of the outstanding common stock and preferred stock (voting on an as-converted basis) of the Company, the common stock and preferred stock voting together as a single class.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                          A VOTE "FOR" THIS PROPOSAL.

                                PROPOSAL THREE:

                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2000.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if such person desires to do so. Such representative is expected to be available to respond to appropriate questions.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Ratification of the Board's appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the Votes Cast. In the event the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                          A VOTE "FOR" THIS PROPOSAL.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding those individuals currently serving as the directors (or nominated to serve as a director) and executive officers of the Company:

                  NAME                    AGE                   PRINCIPAL OCCUPATION
                  ----                    ---                   --------------------
Glenn E. Penisten.......................  68     Chairman of the Board of the Company
M. Peter Thomas.........................  58     President, Chief Executive Officer and Director
E. Ray Cotten...........................  69     Senior Vice President, Marketing and Sales and
                                                 Director of the Company
Robert B. Hammond, Ph.D. ...............  50     Senior Vice President, Chief Technology Officer
                                                 and Secretary
Michael M. Eddy, Ph.D. .................  39     Vice President, Materials Operations
Neal O. Fenzi...........................  39     Vice President, Engineering
David R. Chase..........................  39     Vice President, Systems and Applications
                                                 Engineering
Martin S. McDermut......................  49     Vice President, Finance and Administration and
                                                 Chief Financial Officer
Robert P. Caren, Ph.D.(1)(2)............  67     Retired Corporate Vice President, Science and
                                                 Engineering, Lockheed Corporation
Dennis J. Horowitz(1)(2)................  53     President, Chief Executive Officer and Director of
                                                 Wolverine Tube, Inc.
John D. Lockton(1)(2)...................  62     Chairman of IPWireless, Inc.
J. Robert Schrieffer, Ph.D.(1)(2).......  68     Chairman of the Technical Advisory Board of the
                                                 Company; University Professor, Florida State
                                                 University; Chief Scientist of the National High
                                                 Magnetic Field Laboratory
Richard M. Johnston(2)..................  64     Vice President-Investments and a director of The
                                                 Hillman Company
Joseph C. Manzinger(1)..................  41     Vice President of The Hillman Company
H. Vaughan Blaxter, III.................  58     Vice President, General Counsel and a director of
                                                 The Hillman Company

---------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     Glenn E. Penisten has served as Chairman of our Board of Directors since May 1994. Mr. Penisten is a founder of the company and has served on its Board since May 1987. He served as our Chief Executive Officer from August 1987 to June 1988. He has been a General Partner of Alpha Partners, a venture capital firm, since 1985. Mr. Penisten was Chairman of the American Electronics Association in 1982, while he was Chairman of the Board of Directors and Chief Executive Officer of American Microsystems Inc., a semiconductor company. Mr. Penisten is a director of Bell Microproducts Inc., IKOS Systems, Inc., Network Peripheral, Inc. and Pinnacle Systems. Mr. Penisten holds a B.S. in electrical engineering from Oklahoma State University.

     M. Peter Thomas became President and Chief Executive Officer and a member of our Board of Directors effective April 7, 1997. Prior to April 1997, Mr. Thomas was President and Chief Executive Officer of First Pacific Networks, Inc., a cable telephony systems company, from June, 1995 to January 1997, which company filed for bankruptcy in February 1997 under Chapter 11 of the U.S. Bankruptcy Code. From August 1991 to May 1995, Mr. Thomas consulted with The Stanbridge Group, a company he co-founded. Mr. Thomas also served as President and Chief Executive Officer of Ericsson North America, Inc., the North American operating subsidiary of Sweden's L.M. Ericsson. The North American operation included divisions providing cellular infrastructure systems, central office switching systems and loop transmission systems, PABXs, and copper and fiber optic cable products. Prior to this assignment, Mr. Thomas was President and Chief Operating Officer of Telenova, Inc., a start-up voice and data PABX manufacturer, and President of the ITT Telecom Network Systems Division, a network telecommunications systems business. He also served as general manager of four divisions at Northern Telecom, Ltd., the last being the DMS 10 Switching Division, Nortel's first digital switching division in the U.S. Mr. Thomas received his B.S.E. in Aerospace Engineering from Princeton University and his M.B.A. from the Harvard Business School.

     E. Ray Cotten joined our Board of Directors in July 1996 and served as Vice Chairman of the Board until February 1999. Since March 1999, he has served as Senior Vice President, Sales and Marketing. Since August 1994, he has served as Chairman of the Board of Impulse Telecommunications Corporation, a wireless communications consulting and engineering firm ("Impulse"). Prior to joining Impulse, from December 1992 to August 1994, Mr. Cotten was President, Chief Executive Officer and Chief Operating Officer of Scott Instruments Corporation, a pioneer in voice recognition systems company and from December 1990 to November 1992, he was President and Chief Executive Officer of ACS Software Products Group, a software company for the apparel industry. Prior to that, he also served as Vice-Chairman and co-founder of NetAmerica, a digital networking company, held vice-president positions at Microdynamics, Inc., a CAD/ CAM company for the apparel industry, Northern Telecom, Inc., a telecommunications company, Data Transmission Corporation, a digital networking company, and Danray, a communications switch manufacturing company, and spent nearly 10 years with Texas Instruments, where he held various management positions. Mr. Cotten received his B.A. in business from Oklahoma State University.

     Robert B. Hammond, Ph.D. has served as Senior Vice President and Chief Technical Officer since December 1992, having served as Vice President, Technology, and Chief Technical Officer since August 1990. He has also served as Secretary since October 1999. From May 1991 to December 1991 and July 1992 to December 1992, he served as Acting Chief Operating Officer, and from December 1987 to August 1990, he served as Program Manager. Dr. Hammond also serves on our Technical Advisory Board. For over eleven years prior to joining us, he was at Los Alamos National Laboratory, most recently as Deputy Group Leader of Electronics Research and Development, a group that performs research, development and pilot production of solid state electronics and optics. Dr. Hammond received his Ph.D. and M.S. in applied physics and his B.S. in physics from the California Institute of Technology.

     Michael M. Eddy, Ph.D., has served as Vice President, Materials Operations since August 1998, having served as Vice President, Operations since July 1997. Dr. Eddy joined us in 1988. Prior to that Dr. Eddy held research positions at Rutherford Appleton Laboratory in England and the University of California at Santa Barbara. Dr. Eddy holds a Bsc in chemistry from Sheffield University, a Ph.D. in chemistry from Oxford University and an M.B.A. from Pepperdine University.

     Neal O. Fenzi became Vice President, Engineering in July 1997. Mr. Fenzi joined us in 1992 and held the position of Director of RF Engineering. From 1982 to 1992 Mr. Fenzi worked in various engineering and management positions at Hughes Aircraft Company, Space and Communications Group and Amplica, Inc., a developer of microwave amplifier and sub-assemblies. Mr. Fenzi received his B.S.E.E. in 1982 from New Mexico State University.

     David R. Chase has served as Vice President of Systems and Applications Engineering since August 1999. From August 1996 to August 1999, he held the position of Director of Systems Engineering. From February 1995 to August 1996, he held the position of Manager, Product Development & Pilot Production. From August 1993 to February 1995, he held the position of Program Manager. Prior to joining the Company, from January 1985 to July 1993, Mr. Chase held several engineering and management positions at Network Equipment Technologies, a telecommunications equipment manufacturer. Mr. Chase has a BSEE and MSEE from the University of California, Santa Barbara.

     Martin S. McDermut joined us as Chief Financial Officer, Vice President of Finance and Administration in February 2000. Prior to joining our company, Mr. McDermut was Vice President of Finance and Administration, Secretary and Chief Financial Officer of International Remote Imaging Systems, Inc., a medical technology firm, from September 1996 to February 2000. Mr. McDermut served as Chief Financial Officer of Dental/Medical Diagnostics Systems, Inc. (formerly Edudata Corporation) from June to August 1996. From June 1995 to April 1996, Mr. McDermut was Vice President and Chief Financial Officer of All-Comm Media Corporation, and, prior to that, he held the same roles at Pet Metro, Inc., an early stage retail chain. From 1975 to 1993, he was with the accounting and consulting firm of Coopers & Lybrand L.L.P., becoming a partner in 1988. From 1990 to 1993, Mr. McDermut practiced in the firm's Los Angeles Entrepreneurial Advisory Services Group and was named its head in 1992. He is a Certified Public Accountant and holds an M.B.A. in Finance and Accounting from the University of Chicago and a B.A. in Economics from the University of Southern California.

     Robert P. Caren, Ph.D., has served on both our Board of Directors and our Technical Advisory Board since January 1988. From 1988 to 1995, when he retired, Dr. Caren served as Corporate Vice President, Sciences and Engineering, for Lockheed Martin Corporation. Dr. Caren is a fellow of the American Institute of Aeronautics and Astronautics, American Astronautics Society and the American Association for the Advancement of Science. He is a member of the National Academy of Engineering, a member of the California Council on Science and Technology and past Chairman of the Research Division of the Defense Preparedness Association. Dr. Caren received his Ph.D., M.S. and B.S. in physics from Ohio State University.

     Dennis J. Horowitz has served on our Board of Directors since June 1990. Mr. Horowitz is currently President and Chief Executive Officer of Wolverine Tube, Inc., a manufacturer and distributor of copper and copper alloy tube. From September 1994 to April 1997, he served as Corporate Vice President and President of the Americas of AMP Incorporated, an interconnection device company. From October 1993 to August 1994, Mr. Horowitz served as President and Chief Executive Officer of Philips Technologies, a Philips Electronics North America company. From April 1990 to September 1993, Mr. Horowitz served as President and Chief Executive Officer of Philips Components, Discrete Products Division. From 1988 to 1990, he served as President and Chief Executive Officer of Magnavox CATV, and from 1980 to 1988 he was involved in the general administration of North American Philips Corporation. Mr. Horowitz is a director of Wolverine Tube, Inc. and Aerovox Corporation. Mr. Horowitz holds an M.B.A and a B.A. in economics from St. John's University.

     John D. Lockton joined our Board of Directors in December 1997. Mr. Lockton is currently Chairman of IPWireless, Inc., a wireless internet access and IP telephony service provider. From August 1991 to March 1998, he was President, Chief Executive Officer and a director of International Wireless Communications, Inc. ("IWC"), an operator of cellular systems which filed for bankruptcy protection in September 1998 under Chapter 11 of the U.S. Bankruptcy Code. He was the Vice-Chairman and a director of IWC from March 1998 until June 1998 and remained involved with the company until September 1998. From May 1990 to August 1991 he was Managing Partner of Corporate Technology Partners, a joint-venture with Bell Canada Enterprises. In 1988, Mr. Lockton founded Cellular Data, Inc., a cellular wireless data technology company, and Star Associates, Inc., a cellular radio RSA company. He founded and was a director of Interactive Network, Inc., a wireless-based television company, and was Chairman of that company's Board of Directors until December 1994. From 1983 to 1987 Mr. Lockton was Executive Vice President of Pacific Bell (now Pacific Telesis). From 1980 to 1983 he was President of Warner Amex (now Time Warner) Cable Television, Inc. From 1968 to 1980 Mr. Lockton served in various capacities at Dun & Bradstreet. Mr. Lockton is the primary inventor of a patented wireless technology for Personal Communication Services (PCS). Mr. Lockton is a graduate of Yale University (Phi Beta Kappa), Harvard Law School and received an Executive MBA from Columbia University.

     J. Robert Schrieffer, Ph.D. founded our Technical Advisory Board in August 1987 and has served as its Chairman since that time. He also served on our Board of Directors since October 1988. Dr. Schrieffer received the Nobel Prize in Physics in 1972 for work in superconductivity theory, and he has received many other professional honors including the National Medal of Science. Dr. Schrieffer is currently the President of the American Physical Society. He is also the University Eminent Scholar of the State of Florida University System and has been the Chief Scientist of the National High Magnetic Field Laboratory since January 1992. Dr. Schrieffer was Chancellor's Professor of Physics and Director of the Institute for Theoretical Physics at the University of California, Santa Barbara from 1980 to 1991. Dr. Schrieffer serves on a number of government and industrial committees and is a Fellow of the Los Alamos National Laboratory, heading its Advanced Study Program in High Temperature Superconductivity Theory from 1988 to 1993. Dr. Schrieffer received his Ph.D. and M.S. in physics from the University of Illinois and his B.S. in physics from the Massachusetts Institute of Technology.

     Richard M. Johnston has served as a member of our Board of Directors since June 1999. Mr. Johnston has been the Vice President-Investments and a director of The Hillman Company, the parent company of Wilmington Securities, Inc., a private corporation engaged in diversified investments and operations, for more than five years. Mr. Johnston currently serves as Chairman of the Board of Metrocall, Inc., a Nasdaq traded company that provides paging and other wireless messaging services nationally. Mr. Johnston also currently is Chairman of the Board of SCCI Health Services Corporation and Xypoint Corporation and is a director of Park'n View, Inc., Ralin Medical, Inc. and U.S. Media Holdings, Inc., all privately held companies. Mr. Johnston holds a B.S. in commerce from Washington & Lee University and an M.B.A. from the Wharton School of Finance at the University of Pennsylvania.

     Joseph C. Manzinger has served as a member of our Board of Directors since June 1999. Mr. Manzinger was appointed Vice President of The Hillman Company in January 1998. From 1990 through 1998, Mr. Manzinger has also held positions with The Hillman Company as Director -- Investment Review and Manager of Special Projects. Mr. Manzinger served as a consultant for McKinsey & Company, and also spent time with PriceWaterhouse & Co. and Parker/Hunter Inc., a regional investment bank and brokerage firm. Mr. Manzinger serves as a director for a variety of private companies, including Syvox Corporation, The MicroOptical Corporation, RPM Industries, Inc., Selectus Pharmaceuticals, Inc and Stratos Product Development Group, LLC. Mr. Manzinger holds a B.S. in Accounting from Indiana University of Pennsylvania and an M.B.A. from the University of Chicago.

     H. Vaughan Blaxter, III has served as Vice President, Secretary and General Counsel of The Hillman Company since 1978 and as a director of The Hillman Company since 1982. Mr. Blaxter previously served on the board of directors of Read Rite Corporation (from 1990 through 1996) and Genus, Inc. (from 1990 through 1995). He currently serves on the boards of directors of Syvox Corporation and Stratos Product Development Group, LLC, both privately held companies. Mr. Blaxter received a B.S. from Washington and Jefferson College and a J.D. from the University of Pittsburgh School of Law.

                         VOTING SECURITIES OF PRINCIPAL
                          STOCKHOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's common stock as of March 20, 2000, by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's common stock, (ii) by each director, (iii) by each of the executive officers named in the table under "Executive Compensation -- Summary Compensation Table," and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

                                                               NUMBER OF             PERCENTAGE
                           NAME                                  SHARES              OWNERSHIP
                           ----                             ----------------    --------------------
Wilmington Securities, Inc. and Affiliated Parties(1).....     6,181,553               39.02%
  824 Market Street, Suite 900
  Wilmington, Delaware 19801
TGI Fund III, LLC and Affiliated Parties(2)...............     1,320,000                8.62
  6501 Columbia Center
  701 Fifth Street
  Seattle, Washington 98104
Glenn E. Penisten(3)......................................       151,591                1.08
M. Peter Thomas(4)........................................       244,601                1.72
E. Ray Cotten(5)..........................................       130,444                   *
Robert B. Hammond(5)......................................        82,982                   *
Michael M. Eddy(6)........................................        46,513                   *
Neal O. Fenzi(5)..........................................        45,459                   *
David R. Chase(7).........................................        27,626                   *
Martin S. McDermut........................................             0                   *
J. Robert Schrieffer(8)...................................         6,150                   *
Robert P. Caren(9)........................................        30,738                   *
Dennis J. Horowitz(10)....................................        37,255                   *
John D. Lockton(5)........................................        20,971                   *
Richard M. Johnston(5)....................................         3,072                   *
Joseph C. Manzinger(11)...................................        19,572                   *
All executive officers and directors as a group (14
  persons)(12)............................................       846,974                5.76

---------------
  *  Less than one percent.

 (1) Based on information contained in a Schedule 13D, as amended, filed by Wilmington and persons affiliated with Wilmington. Includes a total of 1,855,410 shares issuable upon the conversion of preferred stock for the purchase of common stock that are convertible or exercisable within 60 days of March 20, 2000. Wilmington is an indirect, wholly owned subsidiary of The Hillman Company, a private corporation engaged in diversified investments and operations. The Hillman Company is controlled by Henry L. Hillman, Elsie Hilliard Hillman and C.G. Grefenstette, Trustees of the Henry L. Hillman Trust dated November 18, 1985 (the "HLH Trustees"). Each of the HLH Trustees shares voting and disposition power over the assets of The Hillman Company. The above total includes 485,020 shares of Common Stock which were owned beneficially of record or issuable upon the conversion of preferred stock owned beneficially of record by four trusts for members of the Hillman family. The HLH Trustees (other than Mr. Grefenstette, who is a trustee of such trusts) disclaim beneficial ownership of such shares.

 (2) Based on information contained in a Schedule 13D, filed by the TGI Fund and persons affiliated with TGI Fund. Includes a total of 1,320,000 shares issuable upon the conversion of preferred stock or exercise of warrants for the purchase of common stock that are convertible or exercisable within 60 days of March 20, 2000. TGI Fund is a limited liability company managed by Tredegar Investments, Inc. Both entities are engaged in diversified investments and operations. Tredegar Investments, Inc. is an affiliate of Tredegar Corporation, a public corporation engaged in manufacturing of plastics and aluminum extrusions and has interests in drug discovery, drug delivery and a variety of other emerging technologies.

 (3) Includes 62,997 shares held by a trust for the benefit of Glenn and Mary Louise Penisten. Also includes 88,334 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 20, 2000.

 (4) Includes 244,168 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 20, 2000.

 (5) All shares are issuable upon the exercise of stock options that are exercisable within 60 days of March 20, 2000.

 (6) Includes 45,313 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 20, 2000.

 (7) Includes 4,751 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 20, 2000.

 (8) Includes 2,500 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 20, 2000.

 (9) Includes 23,388 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 20, 2000.

(10) Includes 33,805 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 20, 2000.

(11) Includes 3,072 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 20, 2000.

(12) See footnotes (3) - (11). Includes 728,259 shares issuable upon exercise of stock options held by executive officers and directors that are exercisable within 60 days of March 20, 2000.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation received for services rendered to the Company in all capacities during the fiscal years ended December 31, 1999, 1998 and 1997 by the Company's Chief Executive Officer and the four executive officers other than the Chief Executive Officer whose total salary and bonus for fiscal year 1999 exceeded $100,000.

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                               ANNUAL COMPENSATION              ------------
                                    -----------------------------------------    SECURITIES
                                                              OTHER ANNUAL       UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)   COMPENSATION($)(1)    OPTIONS(#)    COMPENSATION($)(2)
---------------------------  ----   ---------   --------   ------------------   ------------   ------------------
M. Peter Thomas..........    1999    249,269     25,000              --            30,000            1,733
  President and Chief        1998    229,806         --              --            40,000            2,293
  Executive Officer          1997    162,798(3)      --          15,000(4)        280,000            1,644
E. Ray Cotten............    1999    179,635         --              --            66,066            4,959
  Senior Vice President,     1998    159,764         --              --                --            6,300
  Sales and Marketing        1997    166,076         --              --                --            6,542
Robert B. Hammond........    1999    182,456         --              --                --            1,036
  Senior Vice President      1998    171,888         --              --            17,000            1,400
  and Chief Technical        1997    165,080         --              --            60,000(5)           932
  Officer
Neal O. Fenzi............    1999    148,918         --              --            12,000              294
  Vice President,            1998    126,441         --              --            20,000              294
  Engineering                1997    110,162         --              --            40,000              250
Benson Chin(6)...........    1999    136,428         --              --            12,000              920
  Vice President,            1998     48,536         --              --            60,000              487
  Wireless Manufacturing     1997         --         --              --                --                0

---------------
(1) Excludes certain perquisites and other amounts that, for any executive officer, in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.

(2) Term life insurance premiums.

(3) Mr. Thomas commenced employment with the Company in April 1997; amount shown reflects pro rated annual salary of $200,000.

(4) Relocation expenses.

(5) Includes 15,000 shares which replaced a 1996 grant of an option to purchase 15,000 shares which was canceled.

(6) Mr. Chin resigned from the Company in February 2000.

EMPLOYMENT AGREEMENTS

     In addition to the executive compensation set forth in the table above, pursuant to a letter agreement between M. Peter Thomas and the Company dated April 3, 1997, Mr. Thomas is entitled to six months' salary as severance in the event of a change in his position with the Company not for cause, and 70,000 of the 280,000 options to purchase common stock of the Company issued in connection with that letter agreement will be accelerated to vest immediately upon a change of control if accompanied by a change in Mr. Thomas' position with the Company.
E. Ray Cotten is entitled to twelve months severance, including a continuation of base salary and employee and dependent health and insurance benefits, in the event of involuntary termination as set forth in an Employment Agreement between the Company and Mr. Cotten dated July 1, 1997. There are no other employment agreements between the Company and any of its executive officers.

OPTION GRANTS IN FISCAL 1999

     The following table sets forth certain information regarding stock options granted during the fiscal year ended December 31, 1999 to each of the executive officers named in the table under "Executive Officer Compensation -- Summary Compensation Table."

                                           INDIVIDUAL GRANTS
                         ------------------------------------------------------
                                           % OF TOTAL                              POTENTIAL REALIZABLE VALUE
                                            OPTIONS                                 AT ASSUMED ANNUAL RATES
                           NUMBER OF        GRANTED                                      OF STOCK PRICE
                           SECURITIES          TO                                         APPRECIATION
                           UNDERLYING      EMPLOYEES     EXERCISE                      FOR OPTION TERM(3)
                            OPTIONS        IN FISCAL      PRICE      EXPIRATION    --------------------------
        NAME             GRANTED(#)(1)      YEAR(2)       ($/SH)        DATE           5%($)         10%($)
        ----             --------------    ----------    --------    ----------    -------------    ---------
M. Peter Thomas......        30,000           9.12        2.875       07/29/09           54,242      137,460
E. Ray Cotten........        66,066(4)       20.08        4.125       03/01/09          177,388      434,330
Robert B. Hammond....            --             --           --             --               --           --
Neal O. Fenzi........        12,000           3.65        3.625       07/29/09           27,357       69,328
Benson Chin..........        12,000           3.65        3.625       07/29/09           27,357       69,328

---------------
(1) Except as set forth herein, each option vests over a four-year period at the rate of 1/4 of the shares subject to the option at the end of the first twelve months and 1/36 of the remaining shares subject to the option at the end of each monthly period thereafter so long as such optionee's employment with the Company has not terminated.

(2) Total number of shares subject to options granted to employees in fiscal 1999 was 328,960, which number includes options granted to employee directors, but excludes options granted to nonemployee directors and consultants.

(3) The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in fiscal 1999, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions, as well as the option holders' continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(4) One half of this option vested on 1/1/2000 as a result of the achievement of certain sales targets. The remainder will vest on 1/1/2001 if certain sales targets are achieved in 2000. If these targets are not achieved, the vesting schedule will revert to that described in footnote 1 above.

AGGREGATED OPTION EXERCISES IN FISCAL 1999 AND 1999 FISCAL YEAR-END OPTION
VALUES

     The following table sets forth certain information concerning the value of unexercised options as of December 31, 1999 for each of the executive officers named in the table under "Executive Compensation -- Summary Compensation Table."

                              SHARES       VALUE
                            ACQUIRED ON   REALIZED   EXERCISABLE   UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
           NAME              EXERCISE       ($)          (#)            (#)            ($)(1)            ($)(1)
           ----             -----------   --------   -----------   -------------   --------------   ----------------
M. Peter Thomas...........      --           --        203,334        146,666         210,000           165,000
E. Ray Cotten(2)..........      --           --        105,184         69,816              --            49,550
Robert B. Hammond.........      --           --        108,938         33,062          61,472            49,268
Neal O. Fenzi.............      --           --         60,250         38,250          54,756            32,656
Benson Chin...............      --           --         20,000         52,000              --            15,000

---------------
(1) Market value of underlying securities based on the $4.875 closing price of the Company's common stock on December 31, 1999 (the last market trading day in 1999), minus the exercise price.

(2) Of a total of 108,934 options to purchase common stock of the Company granted to Mr. Cotten during fiscal 1996, 93,934 options will be accelerated to vest immediately upon "acquisition of the Company" defined as "the acquisition or merger of the Company into another entity or the acquisition or merger of another entity into the Company which is valued at or in excess of $2.5 million or is significant to the Company as determined by the Board of Directors of the Company in its sole discretion."

(3) The fair market value of the Company's common stock as of December 31, 1999 was $4.875, which did not exceed the exercise price of such exercisable or unexercisable options held by such person.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and the holders of more than 10% of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Based solely upon a review of such forms, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that all reports required pursuant to Section 16(a) with respect to its executive officers, directors and 10% stockholders for the 1999 fiscal year were complied with.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors is composed of five nonemployee directors, namely, Robert P. Caren, Ph.D., Dennis J. Horowitz, John D. Lockton, J. Robert Schrieffer, Ph.D. and Richard M. Johnson. No interlocking relationship exists between the Company's Board of Directors and the compensation committee of any other company, and no such interlocking relationship has existed in the past.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the "COMPENSATION COMMITTEE") of the Board of Directors of the Company is comprised of five independent, nonemployee directors who have no interlocking relationships with the Company or any of its affiliates. As part of their duties, the Compensation Committee reviews compensation levels of the executive officers to insure compensation is in line with performance and industry practices. The goal of the Compensation Committee is to insure the compensation practices of the Company are sufficient to attract the necessary technical and manufacturing talent to enable the growth from a development stage company into one with commercialized products.

     The Compensation Committee meets with the Chief Executive Officer to gather input on the performance of the other executive officers. In determining individual salaries for officers, consideration is given to individual factors, such as experience, performance and responsibilities within the Company, as well as industry-specific comparables. Because the superconductivity industry is small, the Compensation Committee uses other industries for comparable measures which have similar manufacturing techniques and challenges, in particular the wireless and semiconductor industries. As the Company is still in the development stages, bonus plans are based upon goal attainment rather than upon profitability. Historically, the Company has not given bonuses on an annual or recurring basis.

     The Compensation Committee also administers the Company's Stock Option Program, which is made available to all employees. In addition to the executive officers, the Compensation Committee also reviews stock option grants to all employees. The size of the stock option awards is based primarily on an individual's performance, responsibilities and position with the Company, as well as such individual's present equity ownership and unvested and vested stock options. The Compensation Committee believes the stock option program is crucial to the retention and motivation of all employees. The Compensation Committee also believes it is essential to insure all employees have a stake in the Company. With all employees as stakeholders, the Compensation Committee believes this enhances the overall stockholder value and creates an environment in which creativity and technical achievement will excel.

     The Compensation Committee also administers the Executive Incentive Compensation Plan (commencing in 2000), which is made available to senior managers. The Plan is predicated on awarding an incentive payment based on achievement of an individuals objectives and goals, presuming the Company achieves a minimum performance in that fiscal year. The Compensation Committee believes this incentive plan is important to the retention of senior management by providing additional incentives for executive personnel who influence the profitability of the Company.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     When setting the Chief Executive Officer's compensation, the Compensation Committee does so without such person's attendance. The Chief Executive Officer's compensation is determined based on comparable salaries of chief executive officers in comparable technology companies. As stated previously, the superconductivity industry is small; the Compensation Committee uses other industries for comparable measures which have some of the same manufacturing techniques and challenges.

     M. Peter Thomas, who served as the Company's Chief Executive Officer during all of fiscal 1999 and 1998, began his employment with the Company in April 1997. At the time of his hire, the Board set Mr. Thomas' annual salary at $200,000. In addition to his salary, at the time of hire, Mr. Thomas was granted an option to purchase 280,000 shares of the Company's common stock, vesting over a period of 4 years. In 1998, Mr. Thomas' salary was increased to $230,000 and he was granted an additional option to purchase 40,000 shares of common stock, vesting over a period of 4 years. During 1999, Mr. Thomas' compensation was increased to $260,000 from $230,000 and he was granted an additional option to purchase 30,000 shares of common stock, vesting over a period of 4 years. The Company also leases a car for Mr. Thomas' use.

$1,000,000 LIMIT ON TAX DEDUCTIBLE COMPENSATION

     Section 162(m), enacted as part of the Omnibus Budget Reconciliation Act of 1993, limits to $1,000,000 the deductibility, for any year beginning after December 31, 1993, of compensation paid by a public corporation to the chief executive officer and the next four most highly compensated executive officers unless such compensation is performance-based within the meaning of Section 162(m) and the regulations thereunder.

     The Compensation Committee intends to continue to utilize performance-based compensation in order to minimize the effect of the limits imposed by Section 162(m) and seeks to assure the maximum tax deductibility of all compensation it authorizes. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

                       Robert P. Caren, Ph.D.
                       Dennis J. Horowitz
                       John D. Lockton
                       J. Robert Schrieffer, Ph.D.
                       Richard M. Johnston

                         STOCK PRICE PERFORMANCE GRAPH

     The graph and table below compare the cumulative total stockholders' return on the Company's common stock since December 31, 1994 with the Nasdaq-U.S. Composite Index and the Hambrecht & Quist Technology Index over the same period (assuming the investment of $100 in the Company's common stock and in the two other indices, and reinvestment of all dividends).


                               12/30/94       12/29/95       12/31/96      12/31/97      12/31/98       12/31/99
Superconductor Technologies     $100.00       $ 69.23        $ 60.58       $ 48.08       $ 59.62        $ 75.00
Nasdaq Composite                 100.00        139.92         171.69        208.83        291.60         541.16
H&Q Technologies Index           100.00        146.30         183.68        213.58        329.03         730.50


                                   FORM 10-K

     The Company will mail without charge, upon written request, a copy of the Annual Report on Form 10-K, including the financial statements, schedules and list of exhibits. Requests should be sent to Superconductor Technologies Inc., 460 Ward Drive, Santa Barbara, California 93111, Attn: Investor Relations.

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                            BY ORDER OF THE BOARD OF DIRECTORS

Santa Barbara, California
April   , 2000

                                  DETACH HERE
PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        SUPERCONDUCTOR TECHNOLOGIES INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 17, 2000

   The undersigned stockholder of SUPERCONDUCTOR TECHNOLOGIES INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April , 2000 and hereby appoints
M. Peter Thomas and Martin S. McDermut or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Superconductor Technologies Inc. to be held on May 17, 2000 at 11:00 a.m., local time, at the Pacifica Suites, located at 5490 Hollister Avenue, Santa Barbara, California, and at any adjournment or adjournments thereof, and to vote all shares of capital stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

[X] Please mark votes as in this example

1. ELECTION OF DIRECTORS
Nominees: Glenn E. Penisten; M. Peter Thomas; E. Ray Cotten; Robert P. Caren, Ph.D.; Dennis J. Horowitz; John D. Lockton; J. Robert Schrieffer, Ph.D.; Joseph
C. Manzinger; H. Vaughan Blaxter, III.

FOR ALL NOMINEES [ ] WITHHELD FROM ALL NOMINEES [ ]

--------------------------------------------------------------------------------

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write their name in the space provided above.)

[SEE REVERSE SIDE]    CONTINUED AND TO BE SIGNED ON REVERSE SIDE    [SEE REVERSE
SIDE]
--------------------------------------------------------------------------------

                                  DETACH HERE

2. Proposal to Approve an Amendment to the Company's Certificate of Incorporation Increasing the Authorized Common Stock of the Company from 30,000,000 Shares to 75,000,000 Shares.


            FOR                        AGAINST                      ABSTAIN

            [ ]                          [ ]                          [ ]

3. Proposal to Ratify the Appointment of PricewaterhouseCoopers LLP as Independent Auditors of the Company for the Fiscal Year ending December 31, 1999.


            FOR                        AGAINST                      ABSTAIN

            [ ]                          [ ]                          [ ]

                                                As to any other matters which
                                                may properly come before the
                                                meeting or any adjournments
                                                thereof, the proxyholders are
                                                authorized to vote in accordance
                                                with their best judgment.

                                                MARK HERE FOR ADDRESS CHANGE AND
                                                NOTE AT LEFT [ ]

                                                PLEASE CHECK HERE IF YOU PLAN TO
                                                ATTEND THE MEETING [ ]

                                                (This Proxy should be marked,
                                                dated and signed by the
                                                stockholder(s) exactly as his or
                                                her name appears hereon, and
                                                returned promptly in the
                                                enclosed envelope. Persons
                                                signing in a fiduciary capacity
                                                should so indicate. If shares
                                                are held by joint tenants or as
                                                community property, both should
                                                sign.)

                                                Signature:

                                                --------------------------------
                                                Date:

                                                --------------------------------
                                                Signature:

                                                --------------------------------
                                                Date:

                                                --------------------------------

                                                THIS PROXY WILL BE VOTED AS
                                                DIRECTED, OR IF NO CONTRARY
                                                DIRECTION IS INDICATED, WILL BE
                                                VOTED FOR THE ELECTION OF
                                                DIRECTORS, FOR AMENDMENT TO THE
                                                COMPANY'S CERTIFICATE OF
                                                INCORPORATION INCREASING THE
                                                AUTHORIZED COMMON STOCK OF THE
                                                COMPANY, AND FOR THE
                                                RATIFICATION OF THE APPOINTMENT
                                                OF PRICEWATERHOUSECOOPERS LLP AS
                                                INDEPENDENT AUDITORS OF THE
                                                COMPANY FOR THE YEAR ENDING
                                                DECEMBER 31, 1999 AND AS SAID
                                                PROXIES DEEM ADVISABLE ON SUCH
                                                OTHER MATTERS AS MAY PROPERLY
                                                COME BEFORE THE MEETING.